                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                            CHAPARRAL STEEL COMPANY




                                                                        Jurisdiction
                       Subsidiary                                     of Incorporation
                       ----------                                     ----------------
Wholly-Owned:

Castelite Steel Products Inc..............................                    Texas


80% Owned:

America Steel Transport, Inc..............................                    Texas




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